UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                     Washington, DC  20549


                           FORM 8-K



                       CURRENT REPORT



           PURSUANT TO SECTION 13 OR 15(d) OF THE
               SECURITIES EXCHANGE ACT OF 1934



Date of Report(Date of earliest event reported) October 21, 2004


                   NICHOLAS FINANCIAL, INC.
    (Exact name of registrant as specified in its Charter)


   British Columbia, Canada        0-26680          8736-3354
  (State or Other Jurisdiction of (Commission  (I.R.S. Employer
   Incorporation or Organization) File Number) Identification No.)

  2454 McMullen Booth Road, Building C
       Clearwater, Florida                             33759
 (Address of Principal Executive Offices)            (Zip Code)


                        (727) 726-0763
     (Registrant's telephone number, Including area code)


                        Not applicable
    (Former name, former address and former fiscal year, if
                 changed since last report)

Item 2.02    Results of Operations and Financial Condition

Clearwater, Florida, - October 21, 2004: Nicholas Financial, Inc. (NASDAQ, NICK), today announced record revenues, net income and earnings per share for the three months ended September 30, 2004. Revenues for the second quarter ended September 30, 2004 increased 27% to $7,833,000 compared to $6,145,000 for the period ended September 30, 2003. Net income for the quarter increased 49% to $1,866,000 from $1,249,000. Diluted earnings per share for the quarter increased 17% to $0.27 per share from $0.23 per share last year. The Company has reported record same quarter increases in revenues and earnings for 56 out of the past 57 quarters.




Item 9.01   Financial Statements and Exhibits

Exhibit #      Description

 9       Press release dated October 21, 2004, announcing
          record earnings for the second quarter ended
          September 30, 2004.

                         SIGNATURES

   Pursuant  to the requirements of the Securities  Exchange
Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.


                  NICHOLAS FINANCIAL, INC.
                        (Registrant)


  Date: October 21, 2004        /s/ Peter L. Vosotas
                                Peter L. Vosotas
                                Chairman, President,
                                Chief Executive Officer
                                (Principal Executive Officer)


  Date: October 21, 2004        /s/ Ralph T. Finkenbrink
                                Ralph T. Finkenbrink
                                (Principal Financial Officer
                                 and Accounting Officer)

Exhibit Index

Exhibit     Description

 9       Press release dated October 21, 2004, announcing
          record earnings for the second quarter ended
          September 30, 2004.

                          Exhibit 9

                    FOR IMMEDIATE RELEASE

Nicholas Financial, Inc.
Corporate Headquarters

2454 McMullen-Booth Rd.
Building C, Suite 501
Clearwater, FL 33759

Contact: Ralph Finkenbrink
         Sr. Vice President, CFO
NASDAQ:   NICK
Web site: www.nicholasfinancial.com
Ph # - 727-726-0763


Nicholas Financial Reports Record 2nd Quarter Results

Clearwater, Florida, - October 21, 2004: Nicholas Financial, Inc. (NASDAQ, NICK), today announced record revenues, net income and earnings per share for the three months ended September 30, 2004. Revenues for the second quarter ended September 30, 2004 increased 27% to $7,833,000 compared to $6,145,000 for the period ended September 30, 2003. Net income for the quarter increased 49% to $1,866,000 from $1,249,000. Diluted earnings per share for the quarter increased 17% to $0.27 per share from $0.23 per share last year. The Company has reported record same quarter increases in revenues and earnings for 56 out of the past 57 quarters.

For the six months ended September 30, 2004, revenues increased 24% to $15,110,000 compared to $12,205,000 for the six months ended September 30, 2003. Net income for the six-month period increased 45% to $3,498,000 from $2,415,000. Diluted earnings per share increased 20% to $0.54 per share compared to $0.45 per share last year.


Founded in 1985, with assets of $112,578,000 as of September 30, 2004, Nicholas Financial, Inc. is one of the largest publicly traded specialty consumer finance companies based in the Southeast. The Company presently operates out of 34 branch locations in both the Southeast and the Mid-West States. The Company has approximately 6,500,000 shares of common stock outstanding. For an index of Nicholas Financial Inc.'s news releases or to obtain a specific release, visit our web site at www.nicholasfinancial.com.



Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties including competitive factors, the management of growth, and other risks detailed from time to time in the Company's filings and reports with the Securities and Exchange Commission including the Company's Annual Report on Form 10-KSB for the year ended March 31, 2004. Such statements are based on the beliefs of the Company's management as well as assumptions made by and information currently available to Company management. Actual events or results may differ materially.
                         ##  More ##


                  Nicholas Financial, Inc.
               Consolidated Income Statements
 (Unaudited, Dollars in Thousands, Except Per Share Amounts)


                     Three Months Ended   Six Months Ended
                       September 30,      September 30,

                       2004      2003      2004      2003
                  ----------------------------------------------
Revenue:
Finance charge income $ 7,797   $ 6,074  $ 15,011   $12,063
Other income               36        71        99       142
                      -------   -------   -------   -------
                        7,833     6,145    15,110    12,205
Costs and expenses:
Operating expenses      3,269     2,777     6,426     5,390
Provision for losses      659       404     1,240       984
Interest expense          895       968     1,810     1,956
                       ------    ------    ------    ------
                        4,823     4,149     9,476     8,330

Income before
 income taxes           3,010     1,996     5,634     3,875

Income tax provision    1,144       747     2,136     1,460
                       ------     -----    ------    ------
 Net income            $1,866    $1,249    $3,498    $2,415
                       ======    ======   =======    ======
Earnings per share:
 Basic                   $.29      $.25      $.58      $.48
                       ====================================
 Diluted                 $.27      $.23      $.54      $.45
                       ====================================
Weighted average
 shares             6,491,142 5,038,318 6,082,592 5,022,622
                   ========================================
Weighted average
 shares and
 assumed dilution   6,876,739 5,405,176 6,472,724 5,352,817
                   ========================================


Condensed Consolidated Balance Sheets
(Unaudited, Dollars in Thousands)


                        September 30,    March 31,
                             2004           2004
                        -------------------------------
Cash                     $    1,685      $    958
Finance receivables, net    105,146        97,237
Other assets                  5,747         5,028
                         ----------      --------
 Total assets              $112,578      $103,223

Line of credit             $ 63,540      $ 67,510
Other notes payable           1,001         1,593
Other liabilities             7,038         6,674
                          ---------      --------
 Total liabilities           71,579        75,777

Shareholders' equity         40,999        27,446
                           --------       -------
Total liabilities and
 Shareholders' equity      $112,578      $103,223
                           ========      ========


                         ##  More ##

                                Three months ended        Six months ended
                                   September 30,             September 30,
Portfolio Summary                2004         2003         2004         2003
                         --------------------------------------------------------
Average finance receivables,
net of unearned interest (1) 128,266, 971  111,195,574  125,646,208  109,204,020
                             ===================================================
Average indebtedness (2)       63,070,954   64,162,081   63,392,887   63,200,691
                             ===================================================
Finance revenue (3)             7,796,997    6,074,326   15,011,255   12,062,800

Interest expense                  894,764      968,310    1,810,084    1,955,638
                              --------------------------------------------------
Net finance revenue             6,902,233    5,106,016   13,201,171   10,107,162
                              ==================================================
Weighted average contractual
 rate (4)                          24.06%       24.13%       24.17%       24.10%
                                   =============================================
Average cost of borrowed
funds (2)                           5.67%        6.04%        5.71%        6.19%
                                   =============================================
Gross portfolio yield (5)          24.31%       21.85%       23.89%       22.09%

Interest expense as a
percentage of average finance
receivables, net of unearned
interest                            2.79%        3.48%        2.88%        3.58%


Provision for credit losses as
a percentage of average finance
receivables, net of unearned
interest                            2.06%        1.45%        1.97%        1.80%
                                   ---------------------------------------------

Net portfolio yield (5)            19.46%       16.92%       19.04%       16.71%

Operating expenses as a
percentage of average finance
receivables, net of unearned
interest (6)                        9.96%        9.71%       10.00%        9.57%
                                   ---------------------------------------------
Pre-tax yield as a percentage
of average finance receivables,
net of unearned interest (7)        9.51%        7.21%        9.04%        7.14%
                                   =============================================
Write-off to liquidation (8)        7.99%        9.89%        6.75%        8.85%
                                   =============================================
Net charge-off percentage (9)       6.85%        8.58%        5.77%        7.63%
                                   =============================================


(1) Average finance receivables, net of unearned interest, represents the average of gross finance receivables, less unearned interest throughout the period.

(2) Average indebtedness represents the average outstanding borrowings under the Line and notes payable-related party. Average cost of borrowed funds represents interest expense as a percentage of average indebtedness.

(3) Finance revenue does not include revenue generated by Nicholas Data Services, Inc., ("NDS") the wholly-owned software subsidiary of Nicholas Financial, Inc.

(4) Weighted average contractual rate represents the weighted average annual percentage rate (APR) of all Contracts purchased and direct loans originated during the three and six months ended September 30, 2004 and 2003, respectively.

(5) Gross portfolio yield represents finance revenues as a percentage of average finance receivables, net of unearned interest. Net portfolio yield represents finance revenue minus (a) interest expense and (b) the provision for credit losses as a percentage of average finance receivables, net of unearned interest.

(6) Operating   expenses  represent  total  expenses,   less
    interest expense, the provision for credit losses and operating costs associated with NDS.

(7) Pre-tax yield represents net portfolio yield minus operating expenses as a percentage of average finance receivables, net of unearned interest.

(8) Write-off to liquidation percentage is defined as net charge-offs divided by liquidation. Liquidation is defined as beginning receivable balance plus current period purchases minus voids and refinances minus ending receivable balance.

(9) Net charge-off percentage represents net charge-offs divided by average finance receivables, net of unearned interest, outstanding during the period.

Note: All three and six month key performance indicators expressed as percentages have been annualized.

                   # More #

The following tables present certain information regarding delinquency rates experienced by the Company with respect to Contracts and under its direct loan program.



                               At September 30,
                             2004             2003
                       -----------------------------------
Contracts
Gross Balance Outstanding  $164,289,883      $142,611,322

Delinquencies

30 to 59 days          $2,866,168   1.74%  $2,554,310  1.79%
60 to 89 days             801,212   0.49%     921,969  0.65%
90 + days                 253,180   0.15%     269,734  0.19%
                       ----------   -----  ----------  -----
Total Delinquencies    $3,920,560   2.38%  $3,746,013  2.63%


Direct Loans
Gross Balance Outstanding   $ 5,138,519        $4,378,131

Delinquencies

30 to 59 days          $   39,728   0.77%    $ 67,549  1.54%
60 to 89 days              33,915   0.66%      15,716  0.36%
90  +  days                27,475   0.54%      47,737  1.09%
                        ---------   -----    --------  -----
Total  Delinquencies   $  101,118   1.97%   $ 131,002  2.99%



The amounts shown in the table below represent the amount of finance receivables purchased, net of unearned interest.

            Three months ended         Six months ended
               September  30,            September 30,
  State       2004        2003         2004         2003
------------------------------------------------------------
    FL    $9,500,663   $9,077,354  $20,521,502  $19,125,752
    GA     1,798,615    2,263,364    4,309,158    4,570,548
    NC     2,342,704    1,998,984    4,495,934    3,969,578
    SC       930,773      743,924    2,065,391    1,479,639
    OH     3,319,862    3,109,399    6,571,070    6,214,025
    MI       861,955      612,723    1,813,086    1,068,257
    VA     1,492,136      184,573    2,869,886      201,613
  ----------------------------------------------------------
  Total  $20,246,708  $17,990,321  $42,646,027  $36,629,412
  ==========================================================

                         ##  More ##


The following table represents information on Contracts purchased by the Company, net of unearned interest:

                        Three months ended        Six months ended
                           September 30,             September 30,
    Contracts           2004          2003         2004         2003
    -------------------------------------------------------------------
    Purchases       $20,246,708   $17,990,321  $42,646,027  $36,629,412
    Weighted APR         23.91%        24.00%       24.01%       23.96%
    Average Discount      8.67%         8.95%        8.71%        8.95%
    Average Term(months)     44            43           44           44
    Average Loan         $8,391        $8,082       $8,329       $8,138
    Number of Contracts   2,413         2,226        5,120        4,501



                         ##  End ##